Exhibit 99.1

INVESTOR CONTACT Chad Bennett chad.bennett@teradata.com MEDIA CONTACT Jennifer Donahue jennifer.donahue@teradata.com

Teradata Reports Second Quarter 2025 Financial Results

•Second quarter Total ARR of $1.489 billion, an increase of 2% as reported and 0% in constant currency from the prior year period(1)
•Second quarter public cloud ARR of $634 million, an increase of 17% as reported and 15% in constant currency from the prior year period(1)
•Second quarter GAAP diluted EPS of $0.09 and non-GAAP diluted EPS of $0.47(2)
•Reiterate full year outlook for Total ARR, Cloud ARR, and Free Cash Flow

SAN DIEGO – August 5, 2025 -- Teradata (NYSE: TDC) today announced its second quarter 2025 financial results.

“Teradata executed well in Q2, building on our cloud growth and longstanding strength in on-prem to provide customers with their preferred hybrid data and analytics environments for implementing AI. In the second quarter, we finished above the high-end of our recurring revenue outlook range, at the top end of our total revenue range, and EPS outperformed our expectations,” said Steve McMillan, President and CEO, Teradata. “Our extensive capabilities position us well as we build the modern data platforms customers need to manage the high quality, well-governed and trusted data foundations that deliver successful AI outcomes.”

Second Quarter 2025 Financial Highlights Compared to Second Quarter 2024

•Public cloud ARR increased to $634 million from $542 million, an increase of 17% as reported and 15% in constant currency(1)
•Total ARR increased to $1.489 billion from $1.465 billion, an increase of 2% as reported and 0% in constant currency(1)
•Recurring revenue was $354 million versus $368 million, a decrease of -4% as reported and -4% in constant currency(1)
•Total revenue was $408 million versus $436 million, a decrease of -6% as reported and -7% in constant currency(1)
•Recurring revenue was 87% of total revenue versus 84%
•GAAP gross margin was 56.4% versus 60.8%
•Non-GAAP gross margin was 58.3% versus 62.2%(2)

•GAAP operating margin was 5.9% versus 15.1%
•Non-GAAP operating margin was 16.4% versus 22.0%(2)
•GAAP diluted EPS was $0.09 versus $0.38 per share
•Non-GAAP diluted EPS was $0.47 versus $0.64 per share(2)
•Cash flow from operations was $43 million compared to $43 million
•Free cash flow was $39 million compared to $39 million(3)
Outlook
For the third quarter of 2025:
•Recurring revenue in the range of -4% to -6% year-over-year, in constant currency(4)
•Total revenue in the range of -7% to -9% year-over-year, in constant currency(4)
•GAAP diluted EPS is expected to be in the range of $0.24 to $0.28 per share
•Non-GAAP diluted EPS is expected to be in the range of $0.51 to $0.55 per share(2)

For the full-year 2025, Teradata updates the following ranges:
•Total revenue range is now expected to be in the range of -5% to -7% year-over-year, in constant currency(4)
•GAAP diluted EPS is now expected to be in the range of $1.04 to $1.12
•Non-GAAP diluted EPS is now expected to be in the range of $2.17 to $2.25 per share(2)

Teradata reaffirms the following ranges for the full-year 2025:
•Public cloud ARR growth of 14% to 18% year-over-year, in constant currency(4)
•Total ARR in the range of flat to 2% year-over-year, in constant currency(4)
•Recurring revenue in the range of -3% to -5% year-over-year, in constant currency(4)
•Cash flow from operations of $270 million to $300 million
•Free cash flow of $250 million to $280 million(3)

Earnings Conference Call
The conference call will begin at 1:30 p.m. PT on August 5, 2025. Investors and participants may attend the call by dialing (404) 975-4839 and entering access code 479245. For investors and participants outside the United States, see global dial-in numbers at netroadshow.com/events/global-numbers?confId=71997, and use access code 479245.

The live webcast, as well as a replay, will be available on the Investor Relations page of the Teradata website at investor.teradata.com.

Supplemental Financial Information

Additional information regarding Teradata’s operating results is provided below as well as on Teradata’s website at investor.teradata.com.

1.The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule, which is used to determine revenue on a constant currency (“CC”) basis, on the Investor Relations page of the Company’s website at investor.teradata.com

Revenue
(in millions)
	For the Three Months ended June 30
	2025	2024	% Change as Reported	% Change in CC
Recurring revenue	$354	$368	(4)%	(4)%
Perpetual software licenses, hardware and other	3	5	(40)%	(62)%
Consulting services	51	63	(19)%	(20)%
Total revenue	$408	$436	(6)%	(7)%

Product Sales	$357	$373	(4)%	(5)%
Consulting Services	51	63	(19)%	(20)%
Total revenue	$408	$436	(6)%	(7)%

Revenue
(in millions)
	For the Six Months ended June 30
	2025	2024	% Change as Reported	% Change in CC
Recurring revenue	$712	$756	(6)%	(5)%
Perpetual software licenses, hardware and other	13	13	—%	(3)%
Consulting services	101	132	(23)%	(23)%
Total revenue	$826	$901	(8)%	(8)%

Product Sales	$725	$769	(6)%	(5)%
Consulting services	101	132	(23)%	(23)%
Total revenue	$826	$901	(8)%	(8)%

	As of June 30
	2025	2024	% Change as Reported	% Change in CC
Annual recurring revenue*	$1,489	$1,465	2%	—%
Public cloud ARR**	$634	$542	17%	15%

The impact of currency on ARR is determined by calculating the prior period ending ARR using the current period end currency rates.

* Annual recurring revenue ("ARR") is defined as the annual value at a point in time of all recurring contracts, including subscription, cloud, software upgrade rights, and maintenance. Total ARR does not include managed services. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

** Public cloud ARR is defined as the annual value at a point in time of all contracts related to public cloud implementations of Teradata VantageCloud and does not include ARR related to private or managed cloud implementations. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

2.Teradata reports its results in accordance with GAAP. However, as described below, the Company believes that certain non-GAAP measures such as free cash flow, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted earnings per share, all of which exclude certain items, and which may be reported on a constant currency basis, are useful for investors. Our non-GAAP measures are not meant to be considered in isolation to, as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Each of our non-GAAP measures do not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of these measures.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the Company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross profit, operating income, net income, and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The Company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the Company’s operating results excluding stock-based compensation expense and special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

	For the Three Months			For the Six Months
(in millions, except per share data)	ended June 30			ended June 30
Gross Profit:	2025	2024	% Chg.	2025	2024	% Chg.
GAAP Gross Profit	$230	$265	(13)%	$478	$549	(13)%
% of Revenue	56.4%	60.8%		57.9%	60.9%

Excluding:
Stock-based compensation expense	5	5		9	9
Reorganization and other costs	3	1		3	2
Non-GAAP Gross Profit	$238	$271	(12)%	$490	$560	(13)%
% of Revenue	58.3%	62.2%		59.3%	62.2%

Operating Income
GAAP Operating Income	$24	$66	(64)%	$90	$114	(21)%
% of Revenue	5.9%	15.1%		10.9%	12.7%

Excluding:
Stock-based compensation expense	31	29		53	63
Reorganization and other costs	12	1		15	8
Non-GAAP Operating Income	$67	$96	(30)%	$158	$185	(15)%
% of Revenue	16.4%	22%		19.1%	20.5%

Net Income
GAAP Net Income	$9	$37	(76)%	$53	$57	(7)%
% of Revenue	2.2%	8.5%		6.4%	6.3%

Excluding:
Stock-based compensation expense	31	29		53	63
Reorganization and other costs	12	1		15	10
Income tax adjustments (i)	(7)	(5)		(12)	(11)
Non-GAAP Net Income	$45	$62	(27)%	$109	$119	(8)%
% of Revenue	11%	14.2%		13.2%	13.2%

	For the Three Months		For the Six Months
	ended June 30		ended June 30		2025 Outlook
Earnings Per Share:	2025	2024	2025	2024	Q3	FY
GAAP Earnings Per Share	$0.09	$0.38	$0.55	$0.58	$0.24 - $0.28	$1.04 - $1.12
Excluding:
Stock-based compensation expense	0.32	0.30	0.54	0.63	0.28	1.11
Reorganization and other costs	0.13	0.01	0.15	0.10	0.06	0.27
Income tax adjustments(i)	(0.07)	(0.05)	(0.12)	(0.11)	(0.07)	(0.25)
Non-GAAP Diluted Earnings Per Share	$0.47	$0.64	$1.12	$1.20	$0.51 - $0.55	$2.17 - $2.25

i.Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the Company’s ongoing operations. As a result of these adjustments, the Company’s non-GAAP effective tax rate for the three months ended June 30, 2025, was 19.6% and June 30, 2024, was 27.1%. In addition, for the first quarter and full year 2025, we included a discrete tax adjustment of ($0.06) for the expected reversal of tax reserves due to the final settlement of an IRS audit in the first quarter of 2025. For the six months ended June 30, 2025, the Company’s non-GAAP effective tax rate was 21.6% and June 30, 2024, was 25.6%.

3.As described below, the Company believes that free cash flow is a useful non-GAAP measure for investors. Free cash flow does not have a uniform definition under GAAP in the United States and therefore, Teradata's definition may differ from other companies' definitions of this measure. Teradata defines free cash flow as cash provided by/used in operating activities, less investing activities related to capital expenditures for property and equipment and additions to capitalized software ("total capital expenditures"). Teradata’s management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for among other things, investments in the Company's existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of Company stock and repay the Company’s debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other non-discretionary expenditures that are not deducted from the measure. This non-GAAP measure should not be considered as a substitute for, or superior to, cash flows from operating activities under GAAP.

	For the Three Months		For the Six Months
(in millions)	ended June 30		ended June 30		Outlook
	2025	2024	2025	2024	2025
Cash provided by operating activities (GAAP)	$43	$43	$51	$70	$270 to $300
Less total capital expenditures	(4)	(4)	(5)	(10)	(~20)
Free Cash Flow (non-GAAP measure)	$39	$39	$46	$60	$250 to $280

4.We are providing an outlook for the 2025 growth rates for public cloud ARR, total ARR, recurring revenue, and total revenue in constant currency to provide better visibility into the underlying growth of the business. Teradata calculates public cloud ARR and total ARR in constant currency by calculating the prior period ending public cloud ARR or total ARR, as applicable, using the current period end currency rates. It is impractical to provide a schedule on currency period end rates at a future point in time. Teradata calculates recurring revenue and total revenue in constant currency by using the prior-period results with the current-year monthly average currency rates. See the foreign currency fluctuation schedule on the Investor Relations page of the Company’s website at investor.teradata.com to calculate the anticipated impact of currency on the revenue outlook.

Note to Investors
This release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs, and projections of expected future financial and operating performance, business trends, liquidity, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “anticipate,” “continue,” “plan,” “estimate,” “believe,” “focus,” “see,” “commit,” “should,” “project,” “will,” “would,” “likely,” “intend,” “potential,” or similar expressions. Forward-looking statements in this release include our 2025 third quarter and 2025 full year financial outlook. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially, including those relating to: the global economic environment and business conditions in general, including inflation, tariffs, and/or recessionary conditions; the ability of our suppliers to meet their commitments to us; the timing of purchases, migrations, or expansions by our current and potential customers, including our ability to retain customers; the rapidly changing and intensely competitive nature of the information technology industry, the data analytics business, and artificial intelligence capabilities; fluctuations in our operating, capital allocation, and cash flow results; our ability to execute and realize the anticipated benefits of our refreshed brand, business transformation program or restructuring, sales and operational execution initiatives, and cost saving initiatives, including the restructuring actions; risks inherent in operating in foreign countries, including sanctions, tariffs, foreign currency fluctuations, and/or acts of war; risks associated with data privacy, cyberattacks and maintaining secure and effective products for our customers, as well as, internal information technology and control systems; the timely and successful development, production or acquisition, availability and/or market acceptance of new and existing products, product features and services, including for artificial intelligence; tax rates; turnover of our workforce and the ability to attract and retain skilled employees; protecting our intellectual property; availability and successful execution of new alliance and acquisition opportunities; subscription arrangements that may be cancelled or fail to be renewed; the impact on our business and financial reporting from the implementation of a new ERP system and changes in accounting rules; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K, and subsequent quarterly reports on Forms 10-Q or current reports on Forms 8-K, as well as Teradata’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Teradata

At Teradata, we believe that people thrive when empowered with trusted information. We offer the most complete cloud analytics and data platform for AI. By delivering harmonized data and trusted AI, we enable more confident decision-making, unlock faster innovation, and drive the impactful business results organizations need most. See how at Teradata.com

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SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts - unaudited)

	For the Period Ended June 30
	Three Months			Six Months
	2025	2024	% Chg	2025	2024	% Chg
Revenue
Recurring	$354	$368	(4)%	$712	$756	(6)%
Perpetual software licenses, hardware and other	3	5	(40)%	13	13	—%
Consulting services	51	63	(19)%	101	132	(23)%
Total revenue	408	436	(6)%	826	901	(8)%
Gross profit
Recurring	235	258		485	534
% of Revenue	66.4%	70.1%		68.1%	70.6%
Perpetual software licenses, hardware and other	—	—		1	—
% of Revenue	—%	—%		7.7%	—%
Consulting services	(5)	7		(8)	15
% of Revenue	(9.8)%	11.1%		(7.9)%	11.4%
Total gross profit	230	265		478	549
% of Revenue	56.4%	60.8%		57.9%	60.9%

Selling, general and administrative expenses	135	131		251	292
Research and development expenses	71	68		137	143
Income from operations	24	66		90	114
% of Revenue	5.9%	15.1%		10.9%	12.7%

Other expense, net	(11)	(11)		(19)	(27)

Income before income taxes	13	55		71	87
% of Revenue	3.2%	12.6%		8.6%	9.7%

Income tax expense	4	18		18	30
% Tax rate	30.8%	32.7%		25.4%	34.5%

Net income	$9	$37		$53	$57
% of Revenue	2.2%	8.5%		6.4%	6.3%

Net income per common share
Basic	$0.09	$0.38		$0.56	$0.59
Diluted	$0.09	$0.38		$0.55	$0.58

Weighted average common shares outstanding
Basic	95.3	96.5		95.2	97.0
Diluted	96.0	97.4		97.0	98.9

SCHEDULE B

TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)

	June 30, 2025	December 31, 2024	June 30, 2024
Assets
Current assets
Cash and cash equivalents	$369	$420	$301
Accounts receivable, net	293	234	248
Inventories	5	18	22
Other current assets	90	77	94
Total current assets	757	749	665
Property and equipment, net	205	185	209
Right of use assets- operating lease, net	9	8	7
Goodwill	400	394	395
Capitalized contract costs, net	37	46	52
Deferred income taxes	231	226	206
Other assets	98	96	88
Total assets	$1,737	$1,704	$1,622

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$25	$25	$25
Current portion of finance lease liability	60	57	62
Current portion of operating lease liability	4	4	4
Accounts payable	115	106	85
Payroll and benefits liabilities	84	111	85
Deferred revenue	521	512	529
Other current liabilities	89	115	99
Total current liabilities	898	930	889
Long-term debt	443	455	467
Finance lease liability	46	30	48
Operating lease liability	5	5	4
Pension and other postemployment plan liabilities	108	104	93
Long-term deferred revenue	12	10	10
Deferred tax liabilities	10	9	7
Other liabilities	39	28	29
Total liabilities	1,561	1,571	1,547
Stockholders' equity
Common stock	1	1	1
Paid-in capital	2,244	2,192	2,131
Accumulated deficit	(1,932)	(1,913)	(1,924)
Accumulated other comprehensive loss	(137)	(147)	(133)
Total stockholders' equity	176	133	75
Total liabilities and stockholders' equity	$1,737	$1,704	$1,622

SCHEDULE C

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended June 30
	Three Months		Six Months
	2025	2024	2025	2024
Operating activities
Net income	$9	$37	$53	$57
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	23	26	43	53
Stock-based compensation expense	31	29	53	63
Deferred income taxes	(6)	(4)	4	8
Loss on Blue Chip Swap	—	1	—	3
Changes in assets and liabilities:
Receivables	14	63	(59)	38
Inventories	8	(6)	13	(9)
Current payables and accrued expenses	(24)	(34)	(54)	(64)
Deferred revenue	(28)	(47)	11	(53)
Other assets and liabilities	16	(22)	(13)	(26)
Net cash provided by operating activities	43	43	51	70
Investing activities
Expenditures for property and equipment	(4)	(3)	(5)	(9)
Additions to capitalized software	—	(1)	—	(1)
Business acquisitions and other investing activities, including loss on Blue Chip Swap	(1)	(1)	(1)	(3)
Net cash used in investing activities	(5)	(5)	(6)	(13)
Financing activities
Repurchases of common stock	(28)	(47)	(72)	(171)
Repayments of long-term borrowings	(6)	(6)	(12)	(6)
Payments of finance leases	(17)	(17)	(33)	(37)
Other financing activities, net	—	—	(2)	(6)
Net cash used in financing activities	(51)	(70)	(119)	(220)
Effect of exchange rate changes on cash and cash equivalents	14	(5)	23	(22)
Increase (decrease) in cash, cash equivalents and restricted cash	1	(37)	(51)	(185)
Cash, cash equivalents and restricted cash at beginning of period	369	338	421	486
Cash, cash equivalents and restricted cash at end of period	$370	$301	$370	$301

Supplemental cash flow disclosure:
Non-Cash investing and financing activities:
Assets acquired by finance leases	$19	$7	$52	$18
Assets acquired by operating leases	$1	$1	$2	$1

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended June 30				For the Six Months Ended June 30
	2025	2024	% Change As Reported	% Change Constant Currency(2)	2025	2024	% Change As Reported	% Change Constant Currency(2)
Segment Revenue
Product Sales	$357	$373	(4)%	(5)%	$725	$769	(6)%	(5)%
Consulting Services	51	63	(19)%	(20)%	101	132	(23)%	(23)%
Total segment revenue	408	436	(6)%	(7)%	826	901	(8)%	(8)%

Segment gross profit
Product Sales	239	262			492	540
% of Revenue	66.9%	70.2%			67.9%	70.2%
Consulting Services	(1)	9			(2)	20
% of Revenue	(2.0)%	14.3%			(2.0)%	15.2%
Total segment gross profit	238	271			490	560
% of Revenue	58.3%	62.2%			59.3%	62.2%

Reconciling items(1)	(8)	(6)			(12)	(11)
Total gross profit	$230	$265			$478	$549
% of Revenue	56.4%	60.8%			57.9%	60.9%

(1) Reconciling items include stock-based compensation, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.